Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated November 29, 2023, relating to the financial statements and financial highlights of Sector Rotation Fund, a series of Starboard Investment Trust, for the year ended September 30, 2023.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
January 28, 2025